EXHIBIT 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is made on or about February 3, 2014, by and between Med One Oak, Inc. (“Company”), and Chase Chandler (“Executive”) (collectively, the “Parties” and individually “party”).

1.           Employment Term; Duties and Responsibilities.

(a)           Term.  Subject to the terms of this Agreement, Executive shall serve as the Company’s Chief Executive Officer and President commencing upon the date of this Agreement (“Commencement Date”) and continue for one year after the Commencement Date (“Employment Term”), unless sooner terminated under Section 3 herein. Thereafter, the Employment Term shall automatically extend for additional 1-year periods unless sooner terminated under Section 3 herein.

(b)           Duties.  Executive shall have all duties and responsibilities as are customary for one in his position in the industry and such other duties and responsibilities as may be assigned by the Board of Directors of the Company (“Board”) consistent with this Agreement and with such duties and responsibilities of Chief Executive Officer.  As Chief Executive Officer, Executive shall report to the Board.  During the Employment Term, Executive shall devote enough time as necessary to perform his duties on behalf of the Company and shall use his best efforts to advance the Company’s business and welfare.  It is understood that Executive may perform any other employment or board activities for other companies and groups and may receive direct or indirect remuneration without the prior written consent of the Board.  Further, Company acknowledges that Executive will continue his current business activities and perform the duties set forth hereunder in addition to other, unrelated business activities. Executive shall abide by all Company policies and procedures and in accordance with Board directives.

2.           Compensation and Benefits During the Employment Term.

(a)           Base Salary.  Company shall pay Executive salary for his services at the rate of $100,000.00 per year (the “Base Salary”), payable in regular installments in accordance with Company’s usual payment practices for executive officers.  Such Base Salary shall be subject to periodic review.

(b)           Benefits.  Executive shall have the same executive and employee benefits as provided to other Company executive officers, subject to change or amendment at Company’s sole discretion.

(c)           D&O Insurance.  The Company shall keep and maintain directors and officers liability insurance (“D&O Insurance”) payable to Executive in an amount at least equal to that of other executive officers of the Company.  The Company agrees to keep such D&O Insurance policies current and in effect during the Employment Term and agrees not to change or amend the D&O Insurance without the prior written approval of Executive.  Notwithstanding the above, Executive is aware that the Company is currently in negotiations with a different D&O Insurance provider and may have difficulty obtaining D&O Insurance while the Company is a “shell company” (as that term is defined in the Securities Act of 1933 and the Securities Exchange Act of 1934.  Once the Company ceases being a “shell company,” the Company agrees to promptly obtain D&O Insurance within three (3) business days.

(d)           Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable expenses related to his service as an Executive for the Company. This will include, the reimbursement for travel expenses incurred to and from Company’s office (likely quarterly) and any other related expenses incurred in furtherance of the Company’s goals and purposes.    Any expenses shall be pre-approved by the Company’s Chief Financial Officer, Chief Operating Officer, or by a member of the Board of Directors.

3.           Termination.

(a)           Death.  The Employment Term and Executive's employment hereunder shall terminate upon Executive's death.

(b)           Disability. In the event Executive incurs a Disability for a continuous period exceeding twelve (12) weeks, the Company may, at its election, terminate the Employment Term and Executive's employment by giving Executive a notice of termination as provided in Section 3(e). The term "Disability" as used in this Agreement shall mean the inability of Executive to substantially perform his duties under this Agreement, as a result of a physical or mental illness or personal injury he has incurred, as determined by an independent physician selected with the approval of the Company and Executive.

(c)           Cause. The Company may terminate this Agreement and the Employment Term and discharge Executive for Cause by giving Executive a notice of termination as provided in Section 3(e). "Cause" shall mean:

(i)           Executive’s breach of any material provision of this Agreement which breach continues uncured for more than ten (10) days after written notice thereof is given the Executive;

(ii)           Executive’s misappropriation of funds or property of Company or its affiliates;

(iii)           Executive’s engagement in any act which might adversely affect the interests of Company or any of its affiliates, including, without limitation, fraud, dishonesty, commission of any act of moral turpitude, or conviction of or indictment for any felony;

(iv)           Executive’s failure to perform the duties assigned to him under this Agreement which failure continues for more than ten (10) days after written notice thereof is given to Executive; and

(v)           Executive’s failure to comply with policies of Company or any of its affiliates.

(d)           Good Reason.  Executive may terminate this Agreement and the Employment Term at any time for Good Reason by giving written notice as provided in Section 3(e), which shall set forth in reasonable detail the facts and circumstances constituting Good Reason. “Good Reason” shall mean the occurrence of any of the following during the Employment Term:

(i)           without the consent of Executive, the Company materially reduces Executive’s title, duties or responsibilities under Section 1(b) without the same being corrected within thirty (30) days after being given written notice thereof;

(ii)           the Company fails to pay any regular semi-monthly installment of Base Salary to Executive and such failure to pay continues for a period of more than 30 days;

(iii)           the Company reduces Executive’s Base Salary or the minimum amount of any Bonus for which he is eligible pursuant to Section 2;

(iv)           the Company breaches Section 10 without the same being corrected within thirty (30) days after being given written notice thereof;

(v)           the refusal to assume this Agreement by any successor or assign of the Company as provided in Section 11; or

(vi)           the Executive believes he no longer has the time necessary to perform his duties under this Agreement, in which case Executive will provide the Company with sixty (60) prior written notice.

(e)           Notice of Termination.  Any termination of this Agreement by the Company (other than for Cause under Section 3(c)) or by Executive shall be communicated in writing to the other party at least thirty (30) days before the date on which such termination is proposed to take effect.  Any termination of this Agreement by the Company for Cause under Section 3(c) shall be communicated in writing to the Executive and such termination shall be effective immediately upon such notice.  With respect to any termination of this Agreement by the Company for Cause or by the Executive for Good Reason, such notice shall set forth in detail the facts and circumstances alleged to provide a basis for such termination.  In the event this Agreement is terminated, the Company agrees to pay the Executive any accrued salary, benefits and bonus entitled to Executive up to and including the last day of Executive’s employment with the Company.

4.           Change of Control.  For purposes of this Agreement, a “Change of Control” shall mean:

(a)           the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than forty percent (40%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (B) any acquisition by Executive, by any group of persons consisting of relatives within the second degree of consanguinity or affinity of Executive or by any affiliate of Executive or (C) any acquisition by an entity pursuant to a reorganization, merger or consolidation, unless such reorganization, merger or consolidation constitutes a Change of Control under clause (b) of this Section 6;

(b)           the consummation of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation;

(c)           the (i) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, unless the successor entity existing immediately after such sale or disposition is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition; or

(d)           the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.

Executive is aware that the Company is negotiating to effect various transactions with Great Houston Physicians Medical Association, P.L.L.C., and its subsidiaries and Affiliates (“GHPMA”), and expects to issue significant shares of Common Stock in connection therewith.  Notwithstanding anything set forth above in this Section 6, Executive agrees that any issuance of Common Stock in connection with a transaction with GHPMA, or with one or more physicians associated with GHPMA, shall not qualify as a Change in Control for purposes of this Agreement.  For purposes of this Agreement, “Affiliate” shall mean, when used with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person; provided, however, that for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other equity securities, by contract or otherwise.

5.           Confidentiality. This Section survives termination of Executive’s employment for any reason.

(a)           Customer.  The term “Customer” includes all persons, firms or entities that are purchasers or end-users of services or products offered, provided, developed, designed, sold or leased by Company during the relevant time periods, and all persons, firms or entities which control, or which are controlled by, the same person, firm or entity which controls such purchase.

(b)           Confidential Information.  The term “Confidential Information” means highly confidential and proprietary information of the Company, its subsidiaries, and affiliates which includes, without limitation, all information, whether written or otherwise, regarding the Company’s business, including, but not limited to, secret information regarding Customers, Customer contact information, Customer lists, costs, prices, finances, investments, profits, products, services, vendors, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, earnings, formulae, analyses, compositions, machines, equipment, apparatus, bids, estimates, contract terms, systems, manufacturing procedures, operations, projections, strategic plans, potential acquisitions, new location plans, prospective and executed contracts and other business arrangements, sources of supply, proprietary software, databases and the data contained therein, inventions, processes, technology, designs and other intellectual property, government and regulatory activities and approvals concerning the past, current or future business, activities and operations of the Company, its subsidiaries or affiliates.  “Confidential Information” shall not include any information that is: (a) known broadly to the public other than as a result of Executive’s breach of any covenant not to disclose set forth herein or any breach of other confidentiality obligations by first parties; (b) made legitimately available to Executive by a first party without breach of any confidentiality obligation; or (c) required by law to be disclosed; provided that Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(c)           Confidentiality of Confidential Information.

(i)           Executive acknowledges the highly competitive nature of the business of Company and its affiliates as a provider of healthcare ancillary services and products and that, upon execution of this Agreement as an essential support to the conduct of his duties, Company shall provide Executive with immediate access to and provision of, Confidential Information of the Company, its subsidiaries, and affiliates.  Executive agrees that the Confidential Information, by its nature, would cause substantial harm to Company’s and Company’s affiliates business and prospects, financial and otherwise, if disclosed or utilized outside of the conduct of the business of the Company.

(ii)           In exchange for the Company’s agreement to provide Executive immediate access to Company’s Confidential Information and the further provision of such Confidential Information during the Employment Term, Executive agrees not to (whether during or after Executive’s employment with the Company): (i) retain or use for the benefit, purposes or account of Executive or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any such Confidential Information without the prior written authorization of the Board.

(iii)           Further, except as required by law, Executive will not disclose to anyone, other than Executive’s immediate family and legal or financial advisors, the existence or contents of this Agreement; provided that Executive may disclose to any prospective future employer the provisions of Sections 7, 8 and 9 only, of this Agreement if they agree to maintain the confidentiality of such terms.

(iv)           Upon termination of Executive’s employment with Company for any reason, Executive shall: (ii) cease and refrain using any Confidential Information or Company’s intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its subsidiaries or affiliates; (ii) immediately destroy, delete, or return to the Company in good condition if Company so requests, all Company property, including, without limitation, computers, personal digital assistants, laptops, software, hardware, passkeys and passwords, and all originals and copies in any form or medium (including memoranda, books, papers, plans, analyses, computer files, reports, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its affiliates and subsidiaries, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (iii) notify and fully cooperate with Company regarding the delivery or destruction of any other Confidential Information of which Executive is or becomes aware.  Executive agrees to promptly provide reasonable written affirmative of the return of such Confidential Information upon request by the Company.

6.           Intellectual Property.  This Section survives termination of Executive’s employment for any reason.

(a)           If Executive has created, invented, designed, developed, contributed to or improved any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with first parties, prior to Executive’s employment with Company that are relevant to or implicated by such employment (“Prior Works”), Executive hereby grants the Company a perpetual, non-exclusive, royalty-free, worldwide, assignable, sub-licensable license under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) therein for all purposes in connection with Company’s current and future business.

(b)           If Executive creates, invents, designs, develops, contributes to or improves any Works, either alone or with first parties, at any time during Executive’s employment with Company and within the scope of such employment and/or with the use of any Company resources (“Company Works”), Executive shall promptly and fully disclose same to Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to Company to the extent ownership of any such rights does not vest originally with Company.

(c)           During the Employment Term, Executive agrees to keep and maintain adequate and current written records (in the form of notes, sketches, drawings, and any other form or media requested by the Company) of all Company Works.  The records will be available to and remain the sole property and intellectual property of the Company at all times.

(d)           Executive shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Prior Works and Company Works.  If Company is unable for any other reason to secure Executive’s signature on any document for this purpose, then Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Executive’s agent and attorney in fact, to act for and in Executive’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

(e)           Executive shall not improperly use for the benefit of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with Company, or bring to Company, any confidential, proprietary or non-public information or intellectual property relating to a former employer or other first party without the prior written permission of such first party.  Executive hereby indemnifies, holds harmless and agrees to defend Company and its officers, directors, partners, employees, agents and representatives from any breach of the foregoing covenant.  Executive shall comply with all relevant policies and guidelines of Company, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest.  Executive acknowledges that Company may amend any such policies and guidelines from time to time, and that Executive remains at all times bound by their most current version.

7.           Additional Remedies.  Executive agrees that Company’s remedies at law for a breach or threatened breach of any of the provisions of Sections 6 or 8 would be inadequate and Company would suffer irreparable damages as a result of such breach or threatened breach.  Executive therefore agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Company, without posting any bond, may obtain equitable relief by specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.  This Section survives termination of Executive’s employment for any reason.

8.           Indemnification.

(a)           The Company shall indemnify and hold Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees incurred by Executive, in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which Executive is made or is threatened to be made a party by reason of the fact that Executive is or was an officer or Director of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company).

(b)           Notwithstanding anything in the Company's Articles of Incorporation, the by-laws or this Agreement to the contrary, if so requested by Executive, the Company shall advance any and all Expenses (as defined below) to Executive ("Expense Advance"), within fifteen days following the date of such request and the receipt of a written undertaking by or on behalf of Executive to repay such Expense Advance if a judgment or other final adjudication adverse to Executive (as to which all rights of appeal therefrom have been exhausted or lapsed) establishes that Executive, with respect to such Claim, is not eligible for indemnification. "Expenses" shall include attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any indemnifiable event. A "Claim" shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or other, including without limitation, an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, whether predicated on foreign, federal, state or local law and whether formal or informal.

9.           Binding Agreement; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Executive and the Company and their respective heirs, legal representatives and permitted successors and assigns.  If the Company shall at any time be merged or consolidated into or with any other entity, the provisions of this Agreement shall survive any such transaction and shall be binding on and inure to the benefit and responsibility of the entity resulting from such merger or consolidation (and this provision shall apply in the event of any subsequent merger or consolidation), and the Company, upon the occasion of the above-described transaction, shall include in the appropriate agreements the obligation that the payments herein agreed to be paid to or for the benefit of Executive, his beneficiaries or estate, shall be paid.

10.           Miscellaneous.

(a)           Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof.  Exclusive jurisdiction of any disputes arising under this Agreement shall lie in Harris County, Texas.

(b)           Entire Agreement/Amendments.  This Agreement contains the Parties’ entire understanding with respect to Executive’s employment. The Parties have no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties.

(c)           No Waiver.  Either party’s failure to require strict adherence to any Agreement term on any occasion shall not waive such party’s rights or deprive such party of the right thereafter to require strict adherence to that term or any other term of this Agreement.

(d)           Severability.  If any one or more provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected.

(e)           Assignment.  Executive’s rights and duties hereunder shall not be assignable or delegable by Executive, and any purported assignment or delegation by Executive shall be null and void ab initio and of no force and effect.  Company may assign this Agreement to any first party who succeeds all or any substantial portion of Company’s business operations by operation of law, contract or otherwise.  Upon such assignment, Company’s rights and obligations hereunder shall become the rights and obligations of such affiliate or successor person or entity.

(f)           Notice.  Notices and other communications under the Agreement shall be written and deemed to have been given when delivered by hand or overnight courier or three days after mailing by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses below, or to such other address as either party may have received from the other in writing.

If to the Company:	If to Executive:
Med One Oak, Inc. 8850 Six Pines, Suite 270 The Woodlands, TX 77380	The most recent address of Executive set forth in Company’s personnel records

(g)           Prior Agreements.  Executive represents there are no prior agreements preventing her from performing the duties under this Agreement and she can perform such duties without using or disclosing any trade secrets of other entities.  This Agreement supersedes all prior agreements and understandings, written or verbal, between Executive and Company and/or its affiliates regarding Executive’s employment with the Company.

(h)           Cooperation.  Executive shall reasonably cooperate in any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder, and Company shall provide Executive with reasonable compensation and reimbursement of expenses associated with his cooperation.  This provision survives any termination of this Agreement.

(i)           Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY: MED ONE OAK, INC. By: /s/ David Ellent, M.D. Name: Dr. David Ellent, M.D. Title: Chairman of the Board	EXECUTIVE: /s/ Chase Chandler Chase Chandler